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                                                                     Exhibit 4.4

                                            AMENDED AND RESTATED PROMISSORY NOTE

                                                                Phoenix, Arizona
$2,750,000.00                                                       May 17, 2002

         NOTE: THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS AND RESTATES IN
         ----
         ITS ENTIRETY THAT CERTAIN PROMISSORY NOTE, DATED AS OF JANUARY 26, 1998, IN THE ORIGINAL PRINCIPAL AMOUNT OF $10,000,000.00 GIVEN BY TELETOUCH COMMUNICATIONS, INC. TO PILGRIM AMERICA PRIME RATE TRUST, THE PREDECESSOR-IN-INTEREST TO ING PRIME RATE TRUST (THE PAYEE HEREUNDER)

         FOR VALUE RECEIVED, the undersigned, TELETOUCH COMMUNICATIONS, INC., a Delaware corporation having a mailing address at Suite 200, 110 College Street, Tyler, Texas 75702 ("Maker"), hereby promises to pay to ING PRIME RATE TRUST, a Massachusetts business trust formerly known as Pilgrim American Prime Rate Trust and having a mailing address at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258 ("Payee"), or to order, at the address of Payee set forth above or to such other person or entity or at such other place as the holder hereof ("Holder") may from time to time designate in writing, in such lawful money of the United States of America as at the time of payment shall be legal tender for public and private debts, the stated principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100THS DOLLARS ($2,750,000.00), together with interest on such portion of the Indebtedness (as hereinafter defined) as from time to time remains unpaid, at the rates and times and in the manner as hereinafter provided (capitalized terms appearing but not defined herein having the same meanings as are ascribed to them in that certain Loan Modification Agreement or Second Amended and Restated Credit Agreement, each of even date herewith, by and among Maker, Payee and the other individuals and/or entities who are parties thereto or to any thereof, pursuant to which this Amended and Restated Promissory Note is being made and delivered):

         (a) From and after the date hereof and until the Indebtedness has been repaid in full, interest, computed on the basis of a three hundred sixty (360) day year (consisting of twelve (12) thirty (30) day months) for the actual number of days elapsed, shall accrue on the amount of the Indebtedness then outstanding at an annual rate equal to (i) prior to maturity and for so long as no uncured Event of Default (as hereinafter defined) exists, NINE PERCENT (9.00%) per annum (the "Regular Rate"), and (ii) upon the occurrence and during the continuance of an Event of Default, or at any time after maturity or acceleration, at the lesser (said lesser rate being hereinafter referred to as the "Default Rate") of EIGHTEEN PERCENT (18.00%) per annum or the highest rate then permitted by applicable law, and shall be payable as provided in clause (b) below;

         (b) Commencing on the first (1st) day of June, 2002, and continuing on the same day of each and every month thereafter until the Indebtedness has been paid in full, Maker shall make equal monthly payments of principal and interest, each in the amount of EIGHTY SEVEN THOUSAND FOUR HUNDRED FORTY-NINE AND 26/100THS DOLLARS ($87,449.26); provided, however, that if not sooner paid, all
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outstanding principal and interest, and all other fees, sums and charges required to be paid hereunder or under any of the Loan Documents (including, without limitation, under that certain deed of trust, assignment of leases and rents, security agreement and fixture filing of even date herewith by and among Maker, as trustor, Payee, as beneficiary, and Chicago Title Insurance Company, a Missouri corporation, as trustee (the "Deed of Trust")) but remaining unpaid, shall be due and payable on the first to occur (the "Maturity Date") of (i) May 31, 2005, or (ii) at the option of Holder, the occurrence of an Event of Default hereunder; and provided further that on the date hereof there shall be due and
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payable to Holder an amount equal to the interest on the Indebtedness

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which will accrue from and including the date hereof to and including the last day of the month in which this note is being executed and delivered;

         (c) As used in this note, the term "Indebtedness" means and includes the stated principal sum of this note, capitalized interest which has been added to principal, late charges, accrued and unpaid interest not yet capitalized and all other amounts (including, without limitation, advances and reimbursable or indemnified costs and expenses under the Deed of Trust or any of the other Loan Documents) provided for herein or in any of the other Loan Documents, together with interest on all of the foregoing. The amount of Indebtedness existing at any time shall be determined exclusively by Holder and, absent manifest error, such determination shall be binding upon both Maker and Holder;

         (d) All sums payable hereunder shall be paid when due, without notice or demand, without delay, setoff, deduction or reduction of any kind or nature whatsoever and irrespective of any alleged breach or default by any Holder. If payment is not made in immediately available funds, then interest shall continue to accrue until the funds by which payment is made become available to Holder for its use;

         (e) All payments and permitted prepayments hereunder shall be credited, if timely paid, first to components of the Indebtedness other than late charges, principal and interest, next to late charges, then to interest and finally to principal; but if not paid on time, then in such order and in such amount as Holder shall determine in its sole and absolute discretion;

         (f) If any payment required to be made hereunder shall be due on a Saturday, Sunday or legal holiday in the State of Arizona, then such payment may be made on the next day which is not a Saturday, Sunday or legal holiday (a "business" day); and

         (g) If any amount required to be paid hereunder or under any of the other Loan Documents is not paid on or before the fifth (5th) calendar day after the date when the same first becomes due, then Maker shall pay, immediately following written demand, and irrespective of whether or not such failure to pay constitutes a default or Event of Default hereunder, a late charge equal to five percent (5.00%) of the required payment amount for such month and for each and every additional month (or portion thereof) thereafter that any portion of such amount remains unpaid, as liquidated and agreed damages for the additional expenses which Holder will incur in administering the loan, for loss of use of the money due and for Holder's consequent inability to meet its other commitments. Maker acknowledges the extreme difficulty and impracticality of presently determining Holder's actual damages resulting from a future late payment and, accordingly, agrees that this late charge is a reasonable estimate thereof and not a penalty.

         Maker may prepay this note in whole or in part, at any time or from time to time, without premium or penalty; provided, however, that all such prepayments shall be accompanied by the payment of all accrued but unpaid interest on the portion of the Indebtedness being prepaid and by the payment of all other due and unpaid sums and charges. All prepayments shall be applied in inverse order of maturity and shall not reduce the amount of the next regularly scheduled installment payment.

         This note may not be assumed, and no portion of the security given for the Indebtedness may be sold, assigned, conveyed, pledged, mortgaged, encumbered, leased or otherwise transferred or disposed of (whether directly, indirectly or by operation of law), without, in each instance, the express prior written approval of Holder, which approval may be given or withheld in Holder's sole and absolute discretion (and, if given, under such terms and conditions as Holder, in its sole and absolute discretion, may deem appropriate under the circumstances then existing).

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         Maker agrees to an effective rate of interest which is the rate stated
in this note plus any additional sums or charges provided for herein or in any of the other Loan Documents or incident to the transaction of which this note forms a part which are or may be deemed to be interest under applicable Arizona law, and acknowledges that such rate of interest does not exceed the maximum lawful rate for loans of this type. Should, however, any interest or other sum or charge paid or payable hereunder result, or be adjudicated to result, in the computation or earning of interest in excess of the allowable maximum legal rate, then the same shall be deemed the result of a mistake and Maker shall not be obligated to pay such excess and Holder hereby waives its right to demand or collect the same; but if any excessive amount has been paid, then the same automatically shall be applied in reduction of the unpaid principal balance hereof and not to the payment of interest or any other sum or charge payable hereunder, and, to the extent that the principal sum has been paid in full by reason of such application or otherwise, any balance remaining from such excess shall be remitted to Maker.

         Time is of the essence of each and every payment and performance required hereunder. Accordingly, if any amount payable hereunder or under any of the other Loan Documents is not paid in full on the date when the same first becomes due, or if Maker shall abandon or commit waste to the Trust Property or any other items of the Collateral or violate any of the restrictions or limitations contained in the Loan Documents (or any of them) pertaining to assigning, conveying, pledging, mortgaging, leasing or otherwise transferring, encumbering or disposing of the Trust Property or any other items of the Collateral, or if any other term, condition, agreement, covenant, indemnity, warranty, representation or other obligation contained in any of the Loan Documents not involving the payment of money is not fully performed or complied with in strict accordance with the applicable provisions relating thereto and such non-performance or non-compliance is not completely cured within the applicable periods of notice and cure (if any) contained in the applicable Loan Document (provided, however, that the foregoing shall not be construed to add a notice requirement or cure period opportunity to any provision of this note or any other Loan Document which does not presently contain a notice requirement or cure period opportunity, including, without limitation, to the other "Events of Default" described elsewhere in this paragraph), or if the legality, validity or enforceability of this note or any of the other Loan Documents ever shall be challenged or contested, or if any of the Security Documents (including, without limitation, the Deed of Trust) ever shall cease to be a validly perfected first priority lien on and security interest in all of the items of Collateral intended to be encumbered thereby, or if there shall occur any breach or default under any other obligation, agreement or security instrument affecting the Collateral, or if Maker or any of its affiliates or related persons or entities shall be in breach of or default under any other agreement, indebtedness or legal or regulatory requirement which adversely affects (whether directly or indirectly) Maker's ability to pay this note and/or to perform and comply with its other obligations under the Loan Documents in accordance with the provisions hereof or thereof or Holder's rights, title and interests in and to the Collateral, or if Maker, any of its controlling constituent entities or any other person or entity now or hereafter becoming liable for the payment of all or any portion of the Indebtedness (i.e., any endorser, guarantor, surety or accommodation party) shall be liquidated, terminated or dissolved, or shall admit in writing its inability to pay its debts generally as the same become due, or shall make an assignment for the benefit of its creditors, or shall be adjudicated a bankrupt or insolvent, or shall commence or have commenced against it (and fail to have discharged within sixty (60) days after filing) any bankruptcy, insolvency or similar proceeding for the relief of debtors, or shall seek or fail to prevent the appointment of any trustee-in-bankruptcy, receiver, custodian, liquidator or similar official for the Trust Property, itself or a substantial portion of its assets, or shall fail to have discharged, within fifteen (15) days, any order or writ of execution, attachment or garnishment levied or issued against any substantial portion of its assets or any portion of the Collateral (collectively, "Events of Default"), then the Indebtedness shall, at the option of Holder, become immediately due and payable without further notice or demand of any kind or nature whatsoever. Maker understands that the foregoing acceleration

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remedy is in addition to all other rights, powers and remedies provided for herein or in any of the other Loan Documents or otherwise available to Holder at law or in equity, and that neither the exercise thereof, nor the accrual or collection of interest at the Default Rate, nor the accrual or collection of late charges, shall, in and of itself, constitute a cure of or an election of remedies with respect to Maker's default or prejudice any other rights, powers or remedies of Holder hereunder or under any of the other Loan Documents or at law or in equity.

         All of Holder's rights, powers and remedies hereunder or under any of the other Loan Documents or at law or in equity shall be cumulative and non-exclusive, and each may be exercised singularly, consecutively or concurrently with any other(s), at the sole discretion of Holder, and as often as occasion therefor shall arise. No act or omission of Holder (including, without limitation, any failure to exercise or delay in exercising any right, power or remedy) shall constitute a waiver thereof or of any other right, power or remedy or of the act or omission entitling Holder to exercise such right, power or remedy; and no single or partial exercise of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No release of any security or any person or entity liable under this note or the Deed of Trust shall operate to release any other security or any other person or entity liable hereunder or thereunder. No provision hereof may be waived, amended or terminated except by a written instrument signed and dated by the party against whom enforcement of such waiver, amendment or termination is sought. A waiver in one or more instances of any provision hereof or breach thereof shall apply to the particular instance only. No course of dealings between the parties shall operate as a waiver.

         Should a default occur hereunder, or any third-party take any action or commence any proceeding threatening Holder's security or the repayment of all or any portion of the Indebtedness, or should any action or proceeding be brought to enforce this note and/or to foreclose upon all or any portion of the Collateral (including, without limitation, the Trust Property), or should Holder appear or be named in any action or proceeding purporting to affect the Collateral or the rights or powers of Holder, then Maker shall pay, on demand, all costs (including, but not limited to, reasonable attorneys' fees, court costs and other expenses) incurred by Holder in connection therewith and in preparation therefor, whether or not formal proceedings actually are instituted or, if brought, completed and whether or not such costs were paid or incurred before or after formal proceedings were commenced.

         Maker and all endorsers, guarantors and other parties now or hereafter becoming liable on this note: (i) agree to any and all extensions of time for payment and other modifications, indulgences or waivers of any of the terms hereof, and to any and all realizations, compromises, releases, exchanges or substitutions of any security (or portions thereof) given to secure the repayment of the Indebtedness, in each case at any time or from time to time, without notice; (ii) agree that no such extension, modification, waiver, realization, compromise, exchange, release or substitution, and no other indulgence given by Holder, shall impair, release, discharge or otherwise modify or affect in any respect the liability of Maker hereunder or preclude Holder from realizing upon any security (or portion thereof) or from obtaining any other relief provided for herein or otherwise available to it at law or in equity; (iii) agree to offsets of any sums or property owed to it by Holder at any time; (iv) waive, to the fullest extent permitted by law, any and all applicable homestead, exemption, redemption, marshalling, moratorium, valuation and appraisal rights; (v) waive diligence, presentment and demand for payment, protest and notice of protest, demand and dishonor, notice of dishonor, notice of non-payment, notice of maturity and all other notices which they lawfully may waive; (vi) waive, to the fullest extent permitted by law, the right to demand a trial by jury and/or to assert the statute of limitations as a defense in any action brought upon this Note by Holder and agree that all issues in any such proceeding shall, at the option of Holder, be decided and determined by the judge of the court in which such proceeding is

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pending; and (vii) consent to, and acknowledge that they are and shall remain subject to, the in personam, in rem and subject matter jurisdiction of the Superior Court (Maricopa County) of the State of Arizona for all purposes pertaining to this note and to all documents and instruments executed in connection herewith, securing the same or in any way pertaining hereto.

         If any provision (or portion thereof) contained herein shall be held to be invalid, illegal or unenforceable in any respect, the remaining provisions (and remaining portions of the affected provision) shall not be affected thereby. If any provision is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.
In the event of any conflict, ambiguity or inconsistency between the provisions hereof and those of any other Loan Document, it is intended that the provision selected by Holder in its subjective determination shall govern and control.

         The interpretation, construction and enforcement of this note shall be governed by the laws of the State of Arizona applicable to instruments made and to be performed entirely therein, except where such law is preempted by the laws and regulations of the United States of America.

         This Note is secured by, inter alia, the Security Documents, including,
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without limitation, the Deed of Trust (which encumbers certain real and personal property located in the City of Tyler, Smith County, Texas (the "Trust
Property").

         If Maker consists of more than one person or other entity, then their obligations hereunder shall be joint and several.

         All notices or other communications relating to this note shall be in writing, addressed to the intended recipient thereof at its address set forth on the first page hereof and given either by hand-delivery, confirmed facsimile transmission, recognized independent overnight courier service or certified U.S. mail, return receipt requested. If so given, such notices or other communications conclusively shall be deemed to have been received on the third
(3rd) business day after the date of deposit in the United States mail, or the next business day after deposit with such recognized independent overnight courier service or, if personally delivered or sent by facsimile transmission, on the date of actual receipt. Refusal to accept delivery or to sign a receipt, or any inability to obtain a receipt because of a changed address of which the intended recipient, by like method, did not previously advise the sender, shall constitute actual receipt.

         IN WITNESS WHEREOF, Maker has executed and delivered this Amended and Restated Promissory Note on the day and year first above written.

                                         TELETOUCH COMMUNICATIONS, INC.,
                                         a Delaware corporation

                                         By:
                                            ____________________________________
                                                   J. Kernan Crotty, President
                                                   hereunto duly authorized

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